SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 January 6, 1998
                Date of Report (Date of earliest event reported)

                               OMNICOM GROUP INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)

               1-10551                                  13-1514814
       (Commission File Number)             (I.R.S. Employer Identification No.)

                               437 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                    (Address of Principal Executive Offices)

                                 (212) 415-3600
              (Registrant's Telephone Number, Including Area Code)


              ____________________________________________________
          (Former Name or Former Address, if Changed Since Last Report

Item 5.  Other Events.

     On January 6, 1998, Omnicom Group Inc. (the "Company") sold $230,000,000 aggregate principal amount of 2 1/4% Convertible Subordinated Debentures due 2007 (the "Debentures") within the United States only to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in compliance with Rule 144A. Morgan Stanley & Co. Incorporated acted as the placement agent in the offering of Debentures (the "Offering"). The Debentures and the shares of the Company's common stock, par value $0.50 per share (the "Common Stock"), into which the Debentures may be converted were not registered under the Securities Act.

     The Debentures are convertible into Common Stock of the Company at any time after 90 days following the latest date of original issuance thereof through maturity, unless previously redeemed or repaid, at a conversion rate of 20.068 shares per bond (initially representing a conversion price of $49.83), subject to adjustment in certain events.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     1 Placement Agreement dated December 4, 1997 between the Company and Morgan Stanley & Co. Incorporated

     4.1 Indenture dated as of January 6, 1998 between the Company and The Chase Manhattan Bank, as trustee

     4.2  Form of Debentures (included in Exhibit 4.1)

     4.3 Registration Rights Agreement dated as of January 6, 1998 between the Company and Morgan Stanley & Co. Incorporated


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

                                   SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        OMNICOM GROUP INC.

                                        By:    /s/  Barry J. Wagner
                                            ------------------------------------
                                            Barry J. Wagner, Secretary

Dated: January 20, 1998


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